EXHIBIT 10.5

Second Amendment to the 2005 Employee Stock Purchase Plan

The following paragraphs and sections of the 2005 Employee Stock Purchase Plan have been amended, effective February 9, 2007, to read as follows:

(a)	The name of the Plan shall be Hibbett Sports, Inc. 2005 Employee Stock Purchase Plan.

(b)	Hibbett Sports, Inc. shall replace Hibbett Sporting Goods, Inc. each place where it appears in the plan.

(c)	The first sentence of Section 1.1 is replaced in its entirety as follows:

The Hibbett Sports, Inc. 2005 Employee Stock Purchase Plan (“Plan”) is intended to attract and retain employees of Hibbett Sports, Inc. and its member companies (“Company”).

(d)	The definition of Member Company is added as follows:

Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

(e)	The definition of Employee in Section 2.8 is replaced in its entirety as follows:

2.8           Employee. A common law employee of the Company or any Member Company.

(f)	The definition of Subsidiary Corporation in Section 2.19 is deleted.

(g)	In Sections 4.1, 8.3, and 10.8, “Member Company” shall replace “Subsidiary Corporation” or “Subsidiary.”